UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2004

SIMPLETECH, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street, Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

(Former name or former address, if changed since last report.)

ITEM	9. Regulation FD Disclosure

On June 16, 2004, SimpleTech, Inc. (the “Registrant”) issued a press release and conducted a conference call, both of which reported (i) the closure of the Xiran division, (ii) revised revenue guidance for the second quarter of 2004, and (iii) approval of a stock repurchase plan. Attached as Exhibit 99.1 and Exhibit 99.2, respectively, are copies of the Registrant’s June 16, 2004 press release and transcript of the Registrant’s conference call.

The information furnished under Item 9 of this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless the Registrant specifically incorporates the foregoing information into those documents by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SimpleTech, Inc.

Date: June 21, 2004	By:	/s/ Dan Moses
Dan Moses Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release of Registrant, dated June 16, 2004, reporting the Registrant’s (i) closure of the Xiran division, (ii) revised guidance for revenue for the second quarter of 2004 and (iii) approval of the stock repurchase plan (furnished and not filed herewith solely pursuant to Item 9).

99.2	Transcript of conference call held June 16, 2004 to discuss (i) the closing of the Xiran division, (ii) revised guidance for revenue for the second quarter of 2004 and (iii) approval of the stock repurchase plan (furnished and not filed herewith solely pursuant to Item 9).